UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials under §240.14a-12

MyMD Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

N/A

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

855 N. Wolfe Street, Suite 601

Baltimore, MD 21205

(856) 848-8698

Supplement to the Proxy Statement for the

Annual Meeting of STOCKHOLDERS

to Be Held on July 31, 2023

Unless the context otherwise requires, references in this proxy statement supplement to “MyMD,” the “Company,” “we,” “us,” or “our,” refer to MyMD Pharmaceuticals, Inc., a New Jersey corporation, and its consolidated subsidiaries as a whole.

The following information supplements and amends the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) that was filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 30, 2023 and furnished to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for the Company’s 2023 annual meeting of stockholders (the “Annual Meeting”) and any postponement(s) or adjournment(s) thereof. This supplement to the Proxy Statement (this “Supplement”) is being filed with the SEC and being made available to stockholders on or about July 21, 2023. All capitalized terms not otherwise defined herein shall have the respective meanings as set forth in the Proxy Statement.

The Company is providing this Supplement solely to provide supplemental disclosure to the biographies of Chris Chapman, M.D., the Company’s Chief Medical Officer and President and director, and Jude Uzonwanne, the Company’s director. The information in this Supplement is in addition to the information provided by the Proxy Statement, and except for the changes herein, this Supplement does not modify any other information set forth in the Proxy Statement. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure to the Biography of Chris Chapman, M.D.

Dr. Chapman was appointed as a director of Mira Pharmaceuticals, Inc. (“Mira”) on November 1, 2021, and on April 28, 2023, Dr. Chapman was appointed to serve as Executive Chairman of Mira’s board of directors.

Mira is a U.S.-based biopharmaceutical company focused on developing an oral FDA approved marijuana analog. Mira and the Company are parties to a license agreement, dated June 27, 2022, as amended (the “Mira License”), granting to Mira perpetual, worldwide, royalty-free non-exclusive right to use the Company’s Supera-CBD compound as a synthetic intermediate in the manufacture of Mira’s MIRA1a product candidate for all purposes (including clinical development and commercial production).

The Company currently does not consider the Mira License to be a material contract for the Company.

Supplemental Disclosure to the Biography of Jude Uzonwanne

Mr. Uzonwanne served as the Chief Executive Officer and President of Mira from June 2022 through April 2023.

Additional Information and Where to Find It

In connection with the Annual Meeting, we previously filed our Proxy Statement with the SEC and made available our Proxy Statement, proxy card and documents incorporated by reference to our stockholders on June 30, 2023. Before making any voting decision, you are urged to read the Proxy Statement, including the documents incorporated by reference, and all related proxy materials carefully. Copies of this Supplement, the Proxy Statement, the Company’s official Notice of Annual Meeting of Stockholders and the Company’s 2022 Annual Report, the documents incorporated by reference and all other proxy materials are available at www.proxyvote.com.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC. These documents are also available, free of charge, through the Investor Relations section of our website, which is located at www.mymd.com under the “Investors” tab.

If you have already submitted a proxy and do not wish to change your vote, no further action is required. If you have submitted a proxy and wish to change your vote, you may revoke your proxy and change your vote as described under “Can I change my vote?” on page 6 of the Proxy Statement.